UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – February 23, 2021

WEST PHARMACEUTICAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-8036	23-1210010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Herman O. West Drive, Exton, PA		19341-0645
(Address of principal executive offices)		(Zip Code)
 Registrant’s telephone number, including area code: 610-594-2900

Not Applicable
(Former name or address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.25 per share	WST	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

After 17 years of dedicated service, Paula A. Johnson informed West Pharmaceutical Services, Inc. (the “Company”) on February 23, 2021, of her intention not to stand for re-election to the Company’s Board of Directors ("Board") at the next Annual Meeting of Shareholders, scheduled to be held on May 4, 2021 (the “Annual Meeting”), in order to pursue other interests. Dr. Johnson will continue to actively serve on the Company’s Board until the scheduled May 4, 2021 Annual Meeting. Dr. Johnson has informed the Company that there is no disagreement between her and the Company on any matter relating to its operations, polices or practices.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 23, 2021, the Company’s Board approved an amendment and restatement of the Company’s Bylaws, which adopted a “proxy access” provision and revised the advance notice provisions of the Bylaws.

The proxy access provision adopted in Section 7 of Article I of the amended and restated Bylaws allows eligible shareholders who comply with the requirements set forth in the Bylaws to include their own nominees for director in the Company’s annual proxy statement together with the candidates nominated by the Board. Under the proxy access provision, a shareholder or group of not more than 20 shareholders owning an aggregate of 3% or more of the Company’s outstanding common stock continuously for at least three years may submit a limited number of candidates for election to the Board (not to exceed the greater of 2 directors or 20% of the number of directors then in office), provided that the shareholders and nominees satisfy the requirements specified in the Bylaws. Nominations must be made not less than 120 days and not more than 150 days before the anniversary of the commencement of the Company’s mailing of proxy materials for the prior year.

Additionally, the Board made modifications to the advance notice nomination procedures in Section 5 of Article I of the Bylaws to align with the additions made under the proxy access provisions, including requiring that notice of candidates proposed under the advance notice procedures also be made not less than 120 days and not more than 150 days before the anniversary of the commencement of mailing of the Company’s proxy materials for the prior year. The Bylaws also indicate that advance notice nominees and proxy access nominees will be aggregated in determining the cap on the number of nominees who may be elected other than those nominated by the Board.

The amended and restated Bylaws also make other changes to conform with the adoption of the proxy access provision and to modernize the Bylaws by changing the term “Chairman” to “Chair”. The amended and restated Bylaws were effective upon adoption by the Board. This summary of the amended and restated Bylaws is not complete and is qualified in its entirety by reference to the full text of the amended and restated Bylaws, a copy of which is attached as Exhibit 3.2 to this Current Report on Form 8-K and is incorporated into this filing by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit No.	Description
	3.2	Our Bylaws, as amended through February 23, 2021.
	104	The cover page from the Company’s Current Report on Form 8-K, dated February 23, 2021, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST PHARMACEUTICAL SERVICES, INC.

/s/ Bernard J. Birkett
Bernard J. Birkett
Senior Vice President and Chief Financial Officer

March 1, 2021

EXHIBIT INDEX

Exhibit No.	Description
3.2	Our Bylaws, as amended through February 23, 2021.
104	The cover page from the Company’s Current Report on Form 8-K, dated February 23, 2021, formatted in Inline XBRL.

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